UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 4, 2021, NexGel, Inc., a Delaware corporation (the “Company”), entered into an Executive Employment Agreement (the “Employment Agreement”) with Adam Levy, the Company’s current Chief Executive Officer and President. Mr. Levy has served as the Company’s Chief Executive Officer and President since September 10, 2019 without an employment agreement. Mr. Levy has also served as a member of the Company’s Board of Directors (the “Board”) since September 9, 2021. The Employment Agreement was approved be all of the disinterested members of the Board pursuant to the Delaware General Corporation Law.

The Employment Agreement will become effective upon the Company’s common stock being initially listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange, the NYSE American, or any other national securities exchange, which would occur if this offering is successful (the “Initial Public Offering”). The term of the Employment Agreement is for one year from the effective date.

If the Employment Agreement becomes effective, Mr. Levy would be paid a base salary of $300,000 per year. Additionally, Mr. Levy would be eligible for cash bonuses as follows: (i) $33,000 in the event the Company achieves net income for two consecutive fiscal calendar quarters for the period which is one year after the Initial Public Offering (the “Net Income Bonus”) and (ii) $67,000 in the event the average closing price of the Company’s common stock over any consecutive three month period during the first year subsequent to the Initial Public Offering equals or exceeds one hundred and fifty percent (150%) the price per share at which the Company’s common stock is sold at the Initial Public Offering (the “Trading Price Bonus”). Both the Net Income Bonus and the Trading Price Bonus may be earned if both thresholds are achieved or either the Net Income Bonus or the Trading Price Bonus may be earned if only one of the thresholds is achieved. The Net Income Bonus and the Trading Price Bonus shall survive the termination of Mr. Levy so long as the termination is not for cause (as defined in the Employment Agreement) and the applicable thresholds are achieved within the one year period after the Initial Public Offering.

Upon effectiveness of the Employment Agreement, Mr. Levy will also receive a grant of shares of the Company’s common stock equal to $50,000 divided by the per share price at which the Company’s common stock is sold at the Initial Public Offering (the “Equity Grant”). The Equity Grant would vest in twelve equal monthly installments (subject to any rounding adjustments) during the term of the Employment Agreement with the first installment vesting on the effective date. Mr. Levy would also be eligible to receive, from time to time, additional equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, would be determined by the Company’s Board of Directors or Compensation Committee, in their discretion. Mr. Levy would also be eligible to participate in any benefit plan or program the Company adopt.

Pursuant to the Employment Agreement, if Mr. Levy’s employment is terminated upon his disability, Mr. Levy would be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) his then base salary for a period of three months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of three months. Additionally, if Mr. Levy’s employment is terminated for disability, the vesting of any option grants would continue to vest pursuant to the schedule and terms previously established during the three month severance period. Subsequent to the three month severance period the vesting of any option grants would immediately cease. The severance benefits described above are collectively referred to in this Current Report on Form 8-K as the “Severance Benefits”.

Pursuant to the Employment Agreement and during the initial six months of the term of the Employment Agreement, if Mr. Levy resigns for good reason (as defined in the Employment Agreement) or is terminated by us without cause (as defined in the Employment Agreement), Mr. Levy would be entitled to receive (i) his then base salary (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of one year.

Pursuant to the Employment Agreement and subsequent to the initial six months of the term of the Employment Agreement, if Mr. Levy resigns for good reason or is terminated by us without cause or if the Company fails to enter into a new employment agreement with Mr. Levy at the end of term of the Employment Agreement after bona fide and good faith negotiation between us and Mr. Levy, Mr. Levy would be entitled to receive Severance Benefits for a period of one year less one month for each month (on a pro-rated basis) such termination or resignation occurs subsequent to the initial six month anniversary of the term (the “Adjusted Severance Period”). For example, in the event Mr. Levy is terminated without cause or resigns for good reason at the end of the eight month anniversary of the effective date, Mr. Levy would be entitled to an Adjusted Severance Period of ten months.

If the Company terminates Mr. Levy’s employment for cause or employment terminates as a result of Mr. Levy’s resignation (without good reason) or death, Mr. Levy would only be entitled to any salary earned but unpaid prior to termination, all accrued but unused personal time, and any business expenses that were incurred but not reimbursed as of the date of the termination. Vesting of any option grants would immediately cease.

The Employment Agreement also contains certain non-competition, non-solicitation, confidentiality, and assignment of inventions provisions whereby Mr. Levy is subject to non-competition and non-solicitation restrictions for a period of one year and two years following termination of his employment respectively.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Equity Grant contained above in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

The Equity Grant was offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by the Company not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated November 4, 2021 by and between NexGel. Inc. and Adam Levy (incorporated by reference to Exhibit 10.22 to Form S-1 filed with the SEC on November 9, 2021).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2021

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer